Exhibit 99.1

Essex Property Trust Prices $400 Million of 3.000% Senior Notes Due 2030

San Mateo, California—July 29, 2019—Essex Property Trust, Inc. (NYSE:ESS) announced today that its operating partnership, Essex Portfolio, L.P. (the “Issuer”), priced an underwritten public offering of $400 million aggregate principal amount of 3.000% senior notes due 2030 (the “Notes”). The Notes were priced at 98.632% of par value with a yield to maturity of 3.155%. Interest is payable semiannually at an interest rate per annum of 3.000% on January 15 and July 15 of each year with the first interest payment due January 15, 2020. The Notes mature on January 15, 2030. The Notes will be the senior unsecured obligations of the Issuer and will be fully and unconditionally guaranteed by Essex Property Trust, Inc. The Notes offering is expected to close on August 7, 2019, subject to the satisfaction of certain closing conditions.

The Issuer expects to use the net proceeds to prepay, with no prepayment penalties, certain secured indebtedness under outstanding mortgage notes, to repay indebtedness under its unsecured line of credit facilities and for other general corporate and working capital purposes.

Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc., Jefferies LLC and MUFG Securities Americas Inc. served as joint book-running managers. Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp. and Mizuho Securities USA LLC served as senior co-managers and Capital One Securities, Inc., Regions Securities LLC and Scotia Capital (USA) Inc. served as co-managers for the offering.

The Issuer and Essex Property Trust, Inc. have filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. You may get these documents for free by searching the SEC online database on the SEC website at http://www.sec.gov. Alternatively, the Issuer, Essex Property Trust, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it from (i) Wells Fargo Securities, LLC toll free at 1-800-645-3751, (ii) Citigroup Global Markets Inc. toll free at 1-800-831-9146, (iii) J.P. Morgan Securities LLC collect at 1-212-834-4533 or (iv) U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.

About Essex Property Trust, Inc.
Essex Property Trust, Inc. (“Essex”), an S&P 500 company, is a fully integrated real estate investment trust (“REIT”) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 246 apartment communities comprising approximately 60,000 apartment homes with an additional 6 properties in various stages of active development.

Safe Harbor Statement
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding our expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements related to the Notes offering and the expected use of the net proceeds therefrom.

While our management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. Factors that might cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: we may fail to achieve our business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; we may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; we may be unsuccessful in the management of our relationships with our co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; there may be a downturn in general economic conditions, the real estate industry, and the markets in which our communities are located; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; our failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; our inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and the prospectus supplement and related prospectus for this offering, as well as our other filings with the SEC that are incorporated by reference in such prospectus supplement and accompanying prospectus. All forward-looking statements are made as of the date hereof, we assume no obligation to update or supplement this information for any reason, and therefore, they may not represent our estimates and assumptions after the date of this press release.

Contact Information

Rylan Burns
Director of Investor Relations
(650) 655-7800
rburns@essex.com